EXHIBIT 10.1
AMENDMENT TWO TO NONQUALIFIED
STOCK OPTION AGREEMENT

THIS AMENDMENT TWO TO NONQUALIFIED STOCK OPTION AGREEMENT is effective as of January 20, 2009, between Celanese Corporation (the "Company") and ___________ (the "Participant").

R E C I T A L S:

WHEREAS, the Company and the Participant have entered into a Nonqualified Stock Option Agreement, effective as of January 21, 2005, as amended effective April 2, 2007 (collectively, the "Agreement"), pursuant to which the Participant was granted an Option pursuant to the Celanese Corporation Deferred Compensation Plan, as from time to time amended (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders for the Agreement to be amended as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Plan, as the case may be.

2. Amendment to Agreement.

The following new language is added to Section 4(a) of the Agreement immediately following Section 4(a)(iii) of the Agreement:

Notwithstanding the foregoing, and at all times subject to Section 4(a)(iii) above, if the Participant's Employment continues through April 1, 2012, the Participant may exercise the Vested Portion of an Option at any time prior to the Expiration Date; and

3. Agreement Remains In Effect.  Except as modified hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment Two has been executed and delivered by the parties hereto.

CELANESE CORPORATION By: ________________________ Title: _______________________
Agreed to this ____ day of __________, 2009 ________________________________ Participant